Exhibit 10.3

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT, dated as of June 6, 2011 (this “Agreement”), by and between by Media Exchange Group, Inc., a Delaware corporation (“Seller”) and Consorteum Holdings, Inc., a Nevada corporation (the “Buyer”), amends that certain asset purchase agreement, dated June 6, 2011 by and between the Company and the Buyer (“Purchase Agreement”).  The Seller and the Buyer are collectively referred to herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties entered into the Purchase Agreement under the assumption that they would be able to sign and close the transaction on the same date;

WHEREAS, the Parties desire to add and/or modify the Purchase Agreement to, among other things, add a condition to closing whereby the Seller much receive the consent of all the holders of outstanding indebtedness which is being assumed by the Purchaser;

WHEREAS, pursuant to Section 6.4 of the Purchase Agreement, the provisions of the Purchase Agreement may be amended only upon the written consent of the Parties;

NOW THEREFORE, in consideration of the mutual benefits accruing to Buyer and Seller and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.           DEFINITIONS.

Defined terms not herein defined shall have the meaning set forth in the Purchase Agreement.

2.           AMENDMENTS.

2.1           Section 1.7 is hereby amended and restated in its entirety to the Purchase Agreement to be and read as follows:

“1.7           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.”

2.2           Section 1.11 is hereby added in its entirety to the Purchase Agreement to be and read as follows:

“1.11           Closing Date.  Subject to the satisfaction of the conditions set forth in Sections 1.12 hereof (or the waiver thereof by the party entitled to waive that condition), the closing of the sale and purchase of the Assets provided for in Section 1.1 hereof (the “Closing”) shall take place at the offices of the Company (or at such other place as the parties may mutually agree upon).  The date on which the Closing shall be held is referred to in this Agreement as the “Closing Date.”

2.3           Section 1.12 is hereby added in its entirety to the Purchase Agreement to be and read as follows:

“1.12           Conditions Precedent to Obligations of Parties.  The obligation of the Parties to consummate the transactions contemplated by this Agreement is subject to (i) the approval of the Board of Directors of each of the parties, and (ii) the completion of the assignment of the Assumed Liabilities (including receipt of all the necessary consents of the holders of all outstanding indebtedness of the Buyer).”

2.4           Effect on Purchase Agreement. Except as amended hereby, the terms and provisions of the Purchase Agreement shall remain in full force and effect, and the Purchase Agreement is in all respects ratified and confirmed. On and after the date of this Agreement, each reference in the Agreement to the "Agreement", "hereinafter", "herein", "hereinafter", "hereunder", "hereof", or words of like import shall mean and be a reference to the Agreement as amended by this Agreement.

3.          MISCELLANEOUS.

3.1           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares or the Warrants.

3.2           Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

3.3           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

3.4           Counterparts/Execution.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

3.5	Further Assurances

. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

3.6           Notices.  Any notice, demand or request required or permitted to be given by the respective parties hereto pursuant to the terms of this Agreement shall delivered in accordance with the terms of the Purchase Agreement.

3.7           Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith.

3.8           Amendments.  No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by Buyer and Seller.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

3.9           Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, each Buyer and the Seller have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SELLER:

MEDIA EXCHANGE GROUP, INC.

By:	/s/ Steven Victor, MD.
Steven Victor, MD.
CEO

BUYER:

CONSORTEUM HOLDINGS, INC.

By:	/s/ Craig Fielding
Craig Fielding
CEO

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